SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.           )
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ASTA FUNDING, INC.
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ASTA FUNDING, INC.
210 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Asta Funding, Inc. (the “Company”) to be held at the Crowne Plaza Englewood, 401 South Van Brunt Street, Englewood, New Jersey, on Tuesday, March 31, 2009 at 11:00 a.m.

The enclosed Notice of Meeting and the accompanying Proxy Statement describe the business to be conducted at the Meeting. I am also pleased to enclose a copy of the Company’s 2008 Annual Report on Form 10-K, which contains certain information regarding the Company and its financial results for the fiscal year ended September 30, 2008.

It is important that your shares of Common Stock be represented and voted at the Meeting. Accordingly, regardless of whether you plan to attend the Meeting in person, please complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Even if you return a signed proxy card, you may still attend the Meeting and vote your shares in person. Every stockholder’s vote is important, whether you own a few shares or many.

I look forward to seeing you at the Meeting.

Sincerely,

Gary Stern
Chairman, President and Chief Executive Officer

Dated: March 6, 2009

ASTA FUNDING, INC
210 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 31, 2009

The Annual Meeting of Stockholders (the “Meeting”) of Asta Funding, Inc. (the “Company”) will be held at the Crowne Plaza Englewood, 401 South Van Brunt Street, Englewood, New Jersey, on March 31, 2009 at 11:00 a.m. to consider and act upon the following:

1. The election of seven directors.

2. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ended September 30, 2009

3. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only holders of record of the Company’s Common Stock, par value $.01 per share, at the close of business on January 30, 2009 will be entitled to vote at the Meeting. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company’s executive offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 for a period of ten days prior to the Meeting.

By Order of the Board of Directors

Robert J. Michel,
Chief Financial Officer and Secretary

Dated: March 6, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

ASTA FUNDING, INC
210 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
ANNUAL MEETING OF STOCKHOLDERS
March 31, 2009

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Asta Funding, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held at the Crowne Plaza Englewood, 401 South Van Brunt Street, Englewood, New Jersey on Tuesday, March 31, 2009 at 11:00 a.m., and at any adjournments or postponements thereof (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about March 6, 2009. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. The Board of Directors recommends a vote “FOR” the proposal listed. If no directions are given by the person(s) executing this Proxy, the shares will be voted in favor of the listed proposal — the election of management’s nominees to the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted for the proposal.

The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy-soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. All costs relating to the solicitation of proxies will be borne by the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on March, 31 2009. This proxy statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, including financial statements are available on the internet at http://www.proxydocs.com/asfi. Under new rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the internet.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only holders of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), of record on the close of business on January 30, 2009 (the “Record Date”), are entitled to vote at the Meeting. On the Record Date, the Company had outstanding 14,271,824 shares of Common Stock. Each holder of Common Stock will have the right to one vote for each share outstanding in such holder’s name on the books of the Company as of the close of business on the Record Date with respect to each of the matters considered at the Meeting. There are no cumulative voting rights with respect to the election of Directors. Holders of the Common Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Meeting.

The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present and do not have an effect on the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of December 31, 2008 with respect to beneficial ownership of the Company’s Common Stock by (i) each director and executive officer acting in the capacity as such on September 30, 2008, (ii) each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the address of each such person is c/o Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

	Amount and
	Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership		Percentage(1)

Arthur Stern	647,683	(2)	4.5%
Gary Stern	1,535,987	(3)	10.3%
Mitchell Cohen(4)	35,000	(4)	*
Cameron Williams	0		n/a
Mary Curtin	9,667	(5)	*
Robert J. Michel(6)	1,257		*
Herman Badillo	45,000	(7)	*
120 Broadway New York, NY 10271
Edward Celano	20,334	(8)	*
2115 Scotch Gamble Road Scotch Plains, NJ
Harvey Leibowitz	80,000	(9)	*
211 West 56th Street, Suite 20C New York, NY 10019
David Slackman	54,834	(10)	*
28 Markwood Lane East Northport, NY 11731
Alan Rivera	49,666	(11)	*
1370 6th Avenue — 25th Floor New York, NY 10019
Louis A. Piccolo	34,769	(12)	*
350 West 50th Street New York, NY 10019
Asta Group, Incorporated	842,000	(13)	5.9%
Barbara Marburger	440,451	(14)	3.1%
9 Locust Hollow Road Monsey, NY 10952
Judith R. Feder	1,573,000	(15)	11.0%
928 East 10th Street Brooklyn, NY 11230
Stern Family Investors LLC
928 East 10th Street Brooklyn, NY 11230	692,000	(16)	4.8%
GMS Family Investors LLC	862,000	(17)	6.0%
928 East 10th Street Brooklyn, NY 11230

	Amount and
	Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership		Percentage(1)

Private Capital Management	1,316,238	(18)	9.2%
8889 Pelican Bay Blvd. Suite 500 Naples, FL 34108
Wellington Management Company, LLP	840,647	(19)	5.9%
75 State Street Boston, MA 02109
Peters MacGregor Capital Management Pty Ltd	1,793,630	(20)	12.6%
P.O. Box 107 Spring Hill Old 4004 Australia
First Wilshire Securities Management Inc.	808,520	(21)	5.7%
1224 East Green Street Suite 200 Pasadena, CA 91106
All executive officers and directors as a group (10 persons)	2,512,939	(22)	16.4%

*	Less than 1%

(1)	Any shares of common stock that any person named above has the right to acquire within 60 days of December 31, 2008, are deemed to be outstanding for purposes of calculating the ownership percentage of such person, but are not deemed to be outstanding for purposes of calculating the beneficial ownership percentage of any other person not named in the table above.

(2)	Includes 186,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008, and 214,599 shares of common stock owned by Asta Group, Incorporated which shares are attributable to Arthur Stern based on his percentage ownership of Asta Group. Includes 8,334 shares of restricted stock that will not have vested within 60 days of December 31, 2008 which Mr. Stern has the right to vote. Excludes 349,460 shares owned by Stern Family Investors LLC which shares are attributable to Arthur Stern based on his percentage ownership of such LLC and 948 shares owned by GMS Family Investors LLC which shares are attributable to Arthur Stern based on his percentage ownership of such LLC. Arthur Stern does not have voting or investment power with respect to any of the shares held by either LLC and disclaims beneficial ownership of the shares owned by the LLCs.

(3)	Includes 586,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008, and 196,656 shares of common stock owned by Gary Stern as custodian for his minor child and 285,607 shares of common stock owned by Asta Group, which shares are attributable to Gary Stern based on his percentage ownership of Asta Group. Includes 18,334 shares of restricted stock that will not have vested within 60 days of December 31, 2008 which Mr. Stern has the right to vote. Excludes 684,945 shares owned by GMS Family Investors LLC which shares are attributable to Gary Stern based on his percentage ownership of such LLC. Gary Stern does not have voting or investment power with respect to any of the shares held by the LLC and disclaims beneficial ownership of the shares owned by the LLC. Also excludes 196,656 shares of common stock held by one of his children who is no longer a minor and for which he disclaims beneficial ownership.

(4)	Includes 20,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008. Mr. Cohen resigned from the Company effective February 20, 2009.

(5)	Includes 3,668 shares of restricted stock that will not have vested within 60 days of December 31, 2008 which Ms. Curtin has the right to vote.

(6)	Mr. Michel assumed the role of Chief Financial Officer effective February 20, 2009.

(7)	Includes 37,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008. Includes 3,666 shares of restricted stock that will not have vested within 60 days of

December 31, 2008 which Mr. Badillo has the right to vote. Excludes 1,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of December 31, 2008.

(8)	Includes 10,334 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008. Includes 3,666 shares of restricted stock that will not have vested within 60 days of December 31, 2008 which Mr. Celano has the right to vote. Excludes 1,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of December 31, 2008.

(9)	Includes 72,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008. Includes 2,666 shares of restricted stock that will not have vested within 60 days of December 31, 2008 which Mr. Leibowitz has the right to vote. Excludes 1,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of December 31, 2008.

(10)	Includes 45,334 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008. Includes 3,666 shares of restricted stock that will not have vested within 60 days of December 31, 2008 which Mr. Slackman has the right to vote. Excludes 1,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of December 31, 2008.

(11)	Includes 44,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008. Mr. Rivera resigned from the Board of Directors effective December 17, 2008. Effective with his resignation Mr. Rivera forfeited 4,334 restricted shares of common stock and 1,000 stock options that did not vest prior to his resignation.

(12)	Includes 25,769 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008. Includes 3,666 shares of restricted stock that will not have vested within 60 days of December 31, 2008 which Mr. Piccolo has the right to vote. Excludes 1,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of December 31, 2008.

(13)	Asta Group, Incorporated is owned by Arthur Stern, our Chairman Emeritus and Director, Gary Stern, our Chairman, President and Chief Executive Officer, and other members of the Stern family, including Barbara Marburger. (“Asta Group”)

(14)	Includes 90,676 shares of common stock owned by Ms. Marburger as custodian for her minor child and 70,907 shares of common stock owned by Asta Group, which shares are attributable to Ms. Marburger based on her percentage ownership of Asta Group. Excludes shares of common stock held by her children who are no longer minors and for which she disclaims beneficial ownership. Ms. Marburger is the daughter of Arthur Stern and the sister of Gary Stern.

(15)	Includes 19,000 shares of common stock owned directly, 692,000 shares owned by Stern Family Investors LLC and 862,000 shares owned by GMS Family Investors LLC. Ms. Feder is the manager of each LLC and as such has sole voting and investment power as to such shares.

(16)	A limited liability company of which Judith R. Feder has sole voting and investment power. Arthur Stern has a 49.5% beneficial interest in the LLC, his wife, Alice Stern, has a 1% beneficial interest, and a trust for the benefit of the descendants of Arthur Stern, of which Judith R. Feder is trustee, has a 49.5% beneficial interest in the LLC.

(17)	A limited liability company of which Judith R. Feder has sole voting and investment power. Gary Stern has a 79.46% beneficial interest in the LLC, trusts for the benefit of the children of Gary Stern of which Judith R. Feder is the trustee have a combined 20.43% beneficial interest (10.215% each), and Arthur Stern has a .11% beneficial interest in the LLC.

(18)	Based on Information reported by Private Capital Management in its Form 13G/A filed with the Securities & Exchange Commission (“SEC”) on December 10, 2008.

(19)	Based on information contained in a NASDAQ online report as of January 14, 2009, based on the Form 13G and 13F filings with the SEC as of such date. The Company is not aware of any additional filings by any person or Company known to beneficially own more than 5% of the outstanding shares of common stock. During 2008, Wellington Management Company, LLP (“Wellington”) beneficially owned more than 5% of the Company’s outstanding Common Stock. On February 17, 2009, Wellington filed an amendment to its

Form 13G originally filed with the SEC on February 14, 2007, indicating that it was no longer a beneficial owner of any% of the Company’s outstanding Common Stock

(20)	Based on Information reported by Peters MacGregor Capital Management Pty, Ltd in its Form 13G/A filed with the Securities & Exchange Commission on February 3, 2009.

(21)	Based on information contained in a NASDAQ online report as of January 14, 2009, based on the Form 13G and 13F filings with the SEC as of such date. The Company is not aware of any additional filings by any person or Company known to beneficially own more than 5% of the outstanding shares of common stock.

(22)	Includes 1,029,771 shares of common stock issuable upon exercise of options that are exercisable within 60 days of December 31, 2008. Includes 57,006 shares of restricted stock that will not have vested within 60 days of December 31, 2008. Excludes 5,000 shares of common stock issuable upon exercise of options that are not exercisable within 60 days of December 31, 2008. Excludes the shares owned in the aggregate by Stern Family Investors LLC and GMS Family Investors LLC.

PROPOSAL ONE

ELECTION OF DIRECTORS

In accordance with the Company’s Certificate of Incorporation and Bylaws, the number of directors of the Company has been set by the Board of Directors at seven. At the Meeting, seven directors will be elected by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

All seven nominees named in this proxy statement are currently directors who will serve until their successors are duly elected and qualified. Each person named herein as a nominee for director has consented to serve, and it is not contemplated that any nominee would be unable to serve, as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board of Directors’ nominees will be voted for such other person.

The current Board of Directors, based on the recommendation of our Nominating and Corporate Governance Committee (the “Governance Committee”), nominated the individuals named below for election to our Board of Directors. Background information on each of the nominees as of January 25, 2009 is set forth below:

Name	Age	Position

Arthur Stern	88	Director, Chairman Emeritus
Gary Stern	56	Chairman, President and Executive Officer
Herman Badillo(1)(3)	79	Director
Edward Celano(1)	70	Director
Harvey Leibowitz(1)(2)	74	Director
Louis A. Piccolo(3)	56	Director
David Slackman(2)(4)	61	Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Governance Committee

(4)	Lead Independent Director

Arthur Stern has been a director and has served as Chairman Emeritus since January 2009. Mr. Stern served as Chairman of the Board of Directors and Executive Vice President of the Company since the Company’s inception in July 1994 through January 2009. Since 1963, Mr. Arthur Stern has been President of Asta Group, Incorporated, a consumer finance company (“Group”). In such capacities, he has obtained substantial experience in distressed consumer credit analysis and receivables collections.

Gary Stern has been a director and the President and Chief Executive Officer of the Company since the Company’s inception in July 1994. Mr. Gary Stern assumed the role of Chairman in January 2009. Mr. Gary Stern has been Vice President, Secretary, Treasurer and a director of the Group since 1980 and held other positions with Group prior thereto. In such capacities, he has obtained substantial experience in distressed consumer credit analysis and receivables collections.

Herman Badillo has been a director of the Company since September 1995. He has been Of Counsel at Sullivan Papain Block McGrath & Cannavo P.C. since 2005. Prior to joining his current firm Mr. Badillo was a founding member of Fischbein, Badillo, Wagner & Harding, a law firm located in New York City, for more than six years. He has formerly served as Special Counsel to the Mayor of New York City for Fiscal Oversight of Education and as a member of the Mayor’s Advisory Committee on the Judiciary. Mr. Badillo served as a United States Congressman from 1971 to 1978 and Deputy Mayor of New York City from 1978 to 1979.

Edward Celano has been a director of the Company since September 1995. Mr. Celano has served as a consultant to Walters and Samuels, Incorporated since 2003. He was formally a consultant with M.R. Weiser & Co., from 2001 to 2003 and an Executive Vice President of Atlantic Bank from May 1996 to February 2001. Prior to May

1996, Mr. Celano was a Senior Vice President of NatWest Bank, now Bank of America, after having held different positions at the bank for over 20 years.

Harvey Leibowitz has been a director of the Company since March 2000. Mr. Leibowitz has served as a Senior Vice President of Sterling National Bank since June 1994. Prior to June 1994, Mr. Leibowitz was employed as a Senior Vice President and Vice President of several banks and financial institutions since 1963.

Louis A. Piccolo has been a director of the Company since June 2004. Mr. Piccolo has served as President of A.L. Piccolo & Co., Inc since 1988. A.L. Piccolo & Co. is a business consulting firm specializing in management and financial consulting. Prior to 1988, Mr. Piccolo was an Executive Vice President and Chief Financial Officer of Alfred Dunhill of London, Inc from 1983 to 1988, and held the same positions at Debenham’s PLC, from 1981 to 1983. From 1977 to 1981, Mr. Piccolo was a senior accountant at KPMG Peat Marwick.

David Slackman has been a director of the Company since May 2002. Mr. Slackman has served as Managing Director at HT Capital Advisors LLC from August 2008 to present. Mr. Slackman served as President, Manhattan Market — New York of Commerce Bank from March 2001 through June 2008. Prior to March 2001, Mr. Slackman was an Executive Vice President of Atlantic Bank of New York from 1994 to 2001 and a Senior Vice President of the Dime Savings Bank from 1986 to 1994.

Arthur Stern is the father of Gary Stern. There are no other family relationships among directors or officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS DESCRIBED ABOVE IN PROPOSAL ONE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP served as the Company’s independent registered public accounting firm during the fiscal year ended September 30, 2008 and has been appointed by the Company’s Audit Committee to serve as the Company’s independent registered accountants for the current fiscal year.

The Company’s Audit Committee has the responsibility to select, retain and oversee the work of outside auditors and when appropriate, to replace the outside auditors. Stockholder ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009 is not required by law, by the NASDAQ Stock Market listing requirements or by the Company’s certificate of incorporation or bylaws. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the Company’s stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Company will reconsider whether or not to retain that firm. Even if the selection is ratified, the Company may appoint a different independent registered public accounting firm during the year if the Audit Committee of the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will make such statements as Grant Thornton LLP may desire and will be available to respond to appropriate questions from the shareholders.

During fiscal 2008, Grant Thornton LLP provided various audit, audit related and non-audit services to the Company as follows:

Audit Fees:	$1,141,000
Financial Information Systems Design Implementation Fees:	$0
Tax Fees:	$0
All Other Fees:	$0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Shareholder Communication with Directors

Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:
Attn: Board of Directors
Asta Funding, Inc
210 Sylvan Avenue
Englewood Cliffs, NJ 07632

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments at Asta Funding, Inc. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests Asta Funding, Inc. general information.

Concerns about accounting or auditing matters or possible violations of our business conduct should be reported pursuant to the procedures outlined in the Asta Funding Code of Business Conduct and Ethics which is available by writing to the Company’s Corporate Secretary, or the Code of Ethics for Senior Financial Officers which is attached as Exhibit A to the Company’s Proxy Statement.

THE COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Introduction

This discussion presents the principles underlying our executive officer compensation program. Our goal in this discussion is to provide the reasons why we award compensation as we do and to place in perspective the data presented in the tables that follow this discussion. The focus is primarily on our executive’s compensation for the fiscal year ended September 30, 2008, but some historical and forward-looking information is also provided to put the fiscal 2008 information in context. The information we present relates to Gary Stern, our President and Chief Executive Officer, Mitchell Cohen, our Chief Financial Officer, Arthur Stern, our Chairman of the Board and Executive Vice President, Cameron Williams, our Chief Operating Officer and Mary Curtin, our Senior Vice President, collectively referred to as “Named Executive Officers.” (Please note, Mitchell Cohen resigned form the Company effective February 20, 2009.)

Compensation Philosophy and Objectives

We seek to have compensation programs for our Named Executive Officers that achieve a variety of goals, including to:

•	attract and retain talented and experienced executives in the competitive debt buying industry;

•	motivate and fairly reward executives whose knowledge, skills and performance are critical to our success; and

•	provide fair and competitive compensation.

In determining executive compensation for 2008, the Compensation Committee continued its process, initiated the prior year, to focus more on a pay-for-performance objective, to attempt to better link pay and performance, and to assure that its compensation practices are competitive with those in the industry, both for executive officers and for directors. To that end, the Compensation Committee again engaged a professional compensation consultant, Compensation Resources, Inc. (“CRI”), to provide benchmarking data, make suggestions, and assist it in the compensation process. CRI had assisted the Compensation Committee in determining appropriate bonuses and equity grants made in January 2008. CRI this year assisted the Committee in developing a more detailed performance plan for the Named Executive Officers for fiscal 2008, including the development of appropriate performance metrics for variable compensation determinations. Again this year, the chief executive officer assisted the Compensation Committee in determining compensation for the other Named Executive Officers.

Prior to this effort, the Compensation Committee determined bonuses and equity grants on a discretionary basis. In exercising discretion for fiscal 2007 performance, however, the Compensation Committee noted the results of the CRI study of comparable peer companies and sought to begin to make sure that its officers and directors had competitive compensation consistent with the Company’s financial performance in fiscal 2007.

In fiscal 2008, the Compensation Committee continued the process of making sure that compensation rewarded good performance, that a greater percentage of overall compensation be tied to performance, and that there be a reasonable mix of cash and equity compensation. The Company also sought compensation levels that would put its executives within the range of compensation for its five peer group companies in its industry (Asset Acceptance Capital Corp., Encore Capital Group, Inc., NewStar Financial, Inc., Portfolio Recovery Associates, Inc., and Primus Guaranty, Ltd.), and for comparable companies available to our consultant from general compensation surveys. We selected our peer group companies with the concurrence of CRI. Our Compensation Committee realizes that benchmarking compensation may not always be appropriate, but believes that engaging in a comparative analysis of our compensation practices is useful.

As part of the process for fiscal 2008, the Compensation Committee first had a series of meetings and discussions with CRI to determine the appropriate performance measures on which to base its plan for variable compensation. The Compensation Committee desired a program that had internal and external components and that was also flexible, so that targets could be adjusted and weighted differently over time as the needs of the business changed. There was also a desire to take into account windfalls or unfair detriments that objective factors might produce at times, and to retain some measure of discretion for a portion of bonuses to be awarded each year. The Compensation Committee determined with the help of CRI to utilize the following performance measures for determining variable compensation: (a) performance of the Company’s stock vs. NASDAQ, (b) performance vs. the identified peer companies, (c) net income, (d) return on equity and (e) net collections as a percent of total investment. Different weights were assigned to each component, as well as a 10% discretionary reserve. The Compensation Committee also believed there should be a “circuit breaker,” i.e., a minimum level of performance that must be achieved in order to qualify for payment of any variable compensation award. The Compensation Committee reviewed its tentative conclusions with respect to the plan with the full Board to get the input of the entire Board about the process and the results of the Compensation Committee’s deliberations, and the Board approved the plan subject to development of threshold, target and maximum bonus level performance goals.

During the first quarter of calendar 2008 when the plan was being developed with CRI, there had already been a significant decline in the market price of the Company’s common stock. As a result of that decline, the Compensation Committee believed that the circuit breaker feature of any plan would be such that there would be no bonus and equity grants made for fiscal 2008. Accordingly, there was no need to develop specific performance parameters for 2008. Performance measures for fiscal year 2009 have not been finalized.

Elements of Executive Officer Compensation

Overview.  Total compensation paid to our executive officers is divided among three principal components. Salary is generally fixed and does not vary based on our financial and other performance. Some components, such as bonuses, stock options and restricted stock award grants, are variable and dependent upon our performance. Historically, judgments about these elements have been made subjectively. The value of certain of these components, such as stock options and restricted stock, is dependent upon our future stock price. At the recommendation of CRI, we have begun to move away from stock options towards restricted stock as the preferred form of equity compensation, as we believe it will result in less dilution and more straightforward accounting treatment.

We view the three components of our executive officer compensation as related but distinct. Our Compensation Committee, with the assistance of our compensation consultant, reviews total compensation to see if it falls in line with peer company and overall market data, and has made a comparison of the relationship of variable compensation, as well as base, to total compensation. Last year, the Compensation Committee determined that our compensation program was generally competitive on base salary, but had been below industry norms in variable compensation (bonuses), and, therefore, total compensation. The Compensation Committee attempted to align executive compensation more directly with company performance by increasing the potential for executives to earn variable compensation, while placing less emphasis on growth in base salaries.

Base Salary.  We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the individual position, responsibility, experience, skills, historic salary levels and the executive’s performance during the prior year. We are also seeking over a period of years to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.

For fiscal 2008, we held the salary level of Gary Stern and Arthur Stern constant, as we believed their overall compensation should have a greater reliance on performance. Mitchell Cohen was given a small raise in part for the same reason. Raises for Mary Curtin and Cameron Williams were more substantial to reflect their respective promotions and increased responsibilities as executive officers of the Company. We believe that our salary levels are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required.

For fiscal 2009, we held the salary levels of the Named Executive Officers constant as the performance of the Company did not reach goals set for the year. This excludes Mr. Arthur Stern, as he became an outside Director and Chairman Emeritus effective January 2009. Mr. Williams is contractually entitled to a salary increase of at least $50,000 on June 1, 2009. We believe that our salary levels are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required.

Cash Incentive Bonuses.  Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon their performance during the year. As indicated above, based on the circuit breaker aspect of our 2008 plan, no cash bonuses were awarded for fiscal 2008. In the past, bonus levels have been subjective, impacted in part by comparisons to overall cash compensation paid by our competitors as well as a broader range of comparable companies.

Under the terms of each of our executive employment agreements, when we adopt more objective performance bonus standards, subsequent restatement to the financial statements due to malfeasance or negligence of the executive will subject the executive to return of excess bonuses awarded if the executive would have received a reduced bonus amount based on the restated financial statements.

Equity Compensation.  We believe that restricted stock awards are an important long-term incentive for our executive officers and employees and align officer interest with that of our stockholders. We recognize that Gary Stern and Arthur Stern already have a very significant equity stake in the Company, so that for them equity grants do not serve to further align their interests with that of our stockholders but do assure that their overall compensation is fair from the point of view of comparable overall compensation with our competitors. We review our equity compensation plan annually. For fiscal 2008 performance, no awards were made.

We do not have any plan or obligation that requires us to grant equity compensation to any executive officer on specified dates. In recent years, we have developed the practice of approving bonuses and equity grants at about the time our audit of the prior fiscal year is completed to reward executives for work in the completed year. The authority to make equity grants to our executive officers rests with our Compensation Committee; however, our practice has been to make those grants subject to ratification and approval by the full Board of Directors. The Committee does consider the input of our chief executive officer in setting the compensation of our other executive officers, including in the determination of appropriate levels of equity grants.

Severance and Change-in-Control Benefits.  Historically, we have provided our executive officers with employment contracts. In January 2007, we entered into three-year contracts with Gary Stern and Mitchell Cohen, and a one-year contract with Arthur Stern. In January 2008, we entered into a new one-year contract with Arthur Stern, which has now expired, and a two-year employment agreement with Cameron Williams. All contracts are similarly structured. These contracts set minimum base salary levels, but leave discretion as to bonuses and equity grants, with the agreement for Mr. Williams setting an expected level of the maximum cash bonus and stock grant. The contracts also provide for certain severance benefits in the event of termination, as well as a provision providing for a higher payment in the event of termination or retirement following a change-in-control as defined in the employment agreements. Those severance and other benefits are described under “Employment Agreements” below, and certain estimates of these severance and change of control benefits are provided in a chart below. When the existing employment agreements were negotiated, we did not review wealth and retirement accumulation as a result of employment with us in fixing severance benefits or any other compensation issues, and we only focused on fair compensation for the year in question. We provided this benefit to retain our executives and believed these provisions were consistent with the provisions of similar benefits by competitive companies.

Share Retention

We do not have a share retention policy or guideline for executive officers and directors encouraging or requiring them to retain a certain amount of equity in the Company. However, the most recent grant of restricted stock to directors in 2008 provided that, of the 5,000 restricted shares granted to each director, 1,000 shares would not vest until death, disability, retirement from the board or reaching the age of 80.

Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

THE COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:
David Slackman, Chairman
Harvey Leibowitz

SUMMARY OF COMPENSATION

The following table contains information about compensation received by the named executive officers for the fiscal year ended September 30, 2008.

Summary Compensation Table

						All Other
	Fiscal	Salary	Bonus		Stock Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)		($)(3)	($)(8)	($)

Arthur Stern	2008	360,385	0		167,055	466	527,906
Executive Vice President	2007	370,962	0	(2)	220,340	455	591,757
Chairman of the Board(4)
Gary Stern	2008	577,500	0		236,406	33,695	847,601
President & CEO	2007	570,096	0	(2)	220,340	21,124	811,560
Mitchell Cohen	2008	277,308	0		143,956	28,662	449,926
Chief Financial Officer(5)	2007	260,577	75,000		220,340	19,570	575,487
Cameron Williams	2008	286,538	0		0	17,145	303,683
Chief Operating Officer(6)	2007	16,346	0		0	1,200	17,546
Mary Curtin	2008	225,577	0		61,854	8,782	296,213
Senior Vice President(7)	2007	190,577	70,000		73,456	8,400	342,433

(1)	No bonuses were awarded to Named Executive Officers for fiscal year 2008. Bonuses reflected in the table above were awarded in January 2008 for fiscal year ended September 30, 2007. Also included above is a $50,000 bonus paid to Mr. Cohen during fiscal year 2007 for his work in connection with the $300 million portfolio purchase in March 2007. Bonuses paid in fiscal year 2007 for services provided in fiscal year 2006, as reported in our 2007 proxy statement, were as follows:

Arthur Stern	$50,000
Gary Stern	$100,000
Mitchell Cohen	$50,000

(2)	Bonuses awarded to Gary Stern and Arthur Stern of $250,000 and $50,000, respectively, were not paid at the election of the two Named Executive Officers.

(3)	The amounts shown in the Stock Awards column represent the approximate amount we recognized for financial statement reporting purposes in fiscal year 2008 for the fair value of equity awards granted to the Named Executive Officers in fiscal year 2008 and prior years, in accordance with SFAS No. 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions, as required by SEC rules. As a result, these amounts do not reflect the amount of compensation actually received by the Named Executive Officer during the fiscal year. For a description of the assumptions used in calculating the fair value of equity awards under SFAS No. 123(R), see Note A [10] and Note K of our financial statements in our Form 10-K for the year ended September 30, 2008.

(4)	Arthur Stern as of January 2009 has retired as an employee of the Company, although he will continue to serve on the Board, with the title Chairman Emeritus and to consult for a combined annual directors and consulting fee of $300,000. Mr. Stern founded the Company and has served as Executive Vice President and Chairman of Board of the Company since 1995.

(5)	Mitchell Cohen has resigned from the Company. Mr. Cohen’s resignation was effective February 20, 2009. Mr. Cohen will continue to consult with the Company to insure a smooth transition, and will receive a consulting fee of $5,000 per month for six months. The Board has also agreed to accelerate the vesting of 5,000 shares of restricted stock of the Company which otherwise would have vested on March 19, 2009.

(6)	Mr. Williams was appointed to the Chief Operating Officer position on January 8, 2008. Salary for fiscal year 2007 represents the period August 27, 2007 (commencement of employment with the Company) through September 30, 2007. Salary earned for period was in the capacity of Vice President — Strategic Initiatives.

(7)	Ms. Curtin was appointed to the Senior Vice President position on January 8, 2008. Salary, Bonus and Stock Awards were in a non-executive capacity for 2007.

(8)	These amounts consist of:

•	matching Company contributions under our 401(k) plan, and

•	life premiums as follows:

		401(k)	Life		Health
		Company	Insurance	Automobile	Insurance
		Match	Premium	Allowance	Premiums	Total
Name	Year	($)	($)	($)	($)	($)

Arthur Stern	2008	—	—	—	466	466
	2007	—	—	—	455	455
Gary Stern	2008	5,661	24,982	—	3,052	33,695
	2007	10,000	8,224	—	2,900	21,124
Mitchell Cohen	2008	6,933	19,000	—	2,729	28,662
	2007	7,500	9,475	—	2,595	19,570
Cameron Williams	2008	5,250	—	9,600	2,296	17,146
	2007	—	—	1,200	0	1,200
Mary Curtin	2008	7,750	—	—	1,032	8,782
	2007	7,500	—	—	900	8,400

GRANTS OF STOCK OPTION AND STOCK AWARDS

The following table provides certain information with respect to restricted stock awards granted to our Named Executive Officers during fiscal year 2008. None of the Named Executive Officers received stock options during fiscal year 2008.

		All Other Stock
		Awards: Number of
		Shares of	Grant Date Fair
		Stocks or Units	Value of Stock and
Name	Grant Date	(#)(1)	Option Awards ($)

Arthur Stern	1/17/08	5,000	$98,650
Gary Stern	1/17/08	20,000	$394,600
Mitchell Cohen	—	—	—
Cameron Williams	—	—	—
Mary Curtin	1/17/08	3,000	$59,190

(1)	These restricted stock awards vest in three equal annual installments beginning 10/1/08.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on exercisable and unexercisable options and unvested stock awards held by the Named Executive Officers on September 30, 2008.

	Option Awards			Stock Awards
	Number of
	Securities
	Underlying				Market Value of
	Unexercised			Number of Shares or	Shares or Units of
	Options	Option		Units of Stock That	Stock That
	(#)	Exercise Price	Option	Have Not Vested	Have Not Vested
Name	Exercisable	($)	Expiration Date	(#)	($)(1)

Arthur Stern				5,000	35,050
	6,000	5.96	11/14/11	3,334	23,371
	30,000	4.725	11/1/12
	70,000	14.87	11/3/13
	80,000	18.22	10/28/14
Gary Stern				5,000	35,050
	300,000	2.625	9/18/10	13,334	93,471
	6,000	5.96	11/14/11
	60,000	4.725	11/1/12
	70,000	14.87	11/3/13
	150,000	18.22	10/28/14
Mitchell Cohen	20,000	16.57	9/9/14	5,000	35,050
Cameron Williams	—	—	—	—	—
Mary Curtin				1,668	11,693
	3,334	18.76	11/16/14	2,000	14,020

(1)	Based on $7.01 per share, the closing price of the common stock as reported by NASDAQ on September 30, 2008.

OPTION EXERCISES AND VESTING OF RESTRICTED STOCK AWARDS

The following table provides information on option exercises and vesting of stock awards of Named Executive Officers during the fiscal year ended September 30, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired	on	Acquired	on
	on Exercise	Exercise	on	Vesting
Name	(#)	($)(1)	Vesting (#)	($)(2)

Arthur Stern	100,000	1,237,500	6,666	79,479
Gary Stern	200,000	4,407,500	11,666	114,679
Mitchell Cohen	0	0	5,000	67,750
Cameron Williams	0	0	0	0
Mary Curtin	0	0	2,667	29,623

(1)	Represents the difference between the market price of the underlying securities at exercise and the exercise price of the option.

(2)	Represents the number of shares vested multiplied by the market value of the shares on the vesting date.

Employment Agreements

In January 2007, the Company entered into employment agreements (each an “Employment Agreement”) with each of Gary Stern, the Company’s President and Chief Executive Officer, Arthur Stern, the Company’s Executive Vice President and Mitchell Cohen, the Company’s Chief Financial Officer (each, an “Executive”). Each of Gary Stern’s and Mitchell Cohen’s Employment Agreements expire on December 31, 2009, provided, however, that the parties are required to provide ninety days’ prior written notice if they do not intend to seek an extension or renewal of the Employment Agreement. Arthur Stern’s agreement had a one year term. If each Employment Agreement is not renewed by the expiration dates each executive will continue in their respective roles as officers of the Company at the discretion of the Board of Directors. In January 2008, the Company entered into a similar employment agreement with Cameron Williams, and a one -year agreement with Arthur Stern. Mr. Cohen has resigned from the Company. Mr. Cohen’s resignation was effective February 20, 2009. Mr. Cohen will continue to consult with the Company to insure a smooth transition, and will receive a consulting fee of $5,000 per month for six months. The Board has also agreed to accelerate the vesting of 5,000 shares of restricted stock of the Company which otherwise would have vested on March 19, 2009.

As of January 2009 Arthur Stern has retired as an employee of the Company, although he will continue to serve on the Board, with the title Chairman Emeritus and to consult for a combined annual director and consulting fee of $300,000. Mr. Stern founded the Company and has served as Executive Vice President and Chairman of Board of the Company since 1995.

The following is a summary of the employment agreements in place between the Company and its Named Executive Officers. The actual agreements are on file with the Securities and Exchange Commission.

The employment agreements each provide for a base salary, which may be increased by the Board in its sole discretion. The base contractual salary for each Executive Officer under their employment agreements is as follows:

Gary Stern	$577,500
Arthur Stern	$355,000
Cameron Williams	$300,000
Mitchell Cohen	$280,000

The executive is eligible to receive bonuses and equity awards in amounts to be determined by the Compensation Committee of the Board of Directors. Each executive may also participate in all of the Company’s employee benefit plans and programs generally available to other employees. Mr. Williams’ contract provides that he will be entitled to a cash bonus of up to $175,000 and a restricted stock grant of up to $175,000 if all performance goals for 2008 are satisfied at the highest level set by the Board. Such goals were not satisfied therefore the bonus and the stock grant were not awarded.

If the executive’s employment is terminated “Without Cause” (as such term is defined in the Employment Agreement), subject to the execution of a general release agreement by the executive in favor of the Company, the Company must continue to pay the executive his base salary for 12 months following the effective date of termination and maintain insurance benefits for that period. (Base salary and insurance benefits for Mr. Williams must be maintained for 18 months.) Except as provided above, the executive will not be eligible to participate in the Company’s benefit plans and programs as of the last day of his employment by the Company; provided, however that he will not be precluded from exercising his rights, if any, under COBRA or with respect to grants made under the Company’s 1995 Stock Option Plan, the 2002 Plan, or the Equity Compensation Plan, pursuant to the terms of such plans and the applicable grant agreements thereunder. The Company must provide the executive either ninety days’ prior written notice of such termination or an amount equal to ninety days’ of his base salary in lieu of such notice of termination. Each party is required to provide ninety days’ prior written notice if it does not intend to seek an extension or renewal of the Employment Agreement. The term “Cause” under the contract includes: (i) the employee’s failure or refusal to perform his duties and responsibilities under the contract or the Company’s policies and procedures (subject to certain cure rights); (ii) the employee’s conviction of a felony or of any crime involving moral turpitude; (iii) the commission by the employee of a fraudulent, illegal or dishonest act in connection with the performance of his duties; or (iv) the commission by the employee of any willful misconduct or gross negligence which reasonably could be expected to have the effect of injuring the Company.

If the executive’s employment with the Company is terminated for any reason within 180 days following a “change of control” of the Company (as such term is defined in the 2002 Plan), the Company is required to pay:

•	a lump sum amount in cash equal to two (2) times the sum of the executive’s base salary in effect on the date of termination and the highest annual bonus earned by the executive during his employment with the Company, and

•	the executive will continue to receive the benefits and perquisites as provided in the employment agreement for two years from the date of termination.

The executive is also subject to standard non-compete and confidentiality provisions contained in the employment agreement.

The following table describes the potential payments and benefits upon employment termination for each of our Named Executive Officers pursuant to applicable law an the terms of their employment agreements with us, as if their employment had terminated on September 30, 2008 (the last day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below: No severance is paid on a termination with Cause, if the executive terminates employment, if employment terminates at the end of the employment period, or if termination is because of death. Upon disability the individual will be paid his base salary for the remainder of the agreement from the date of disability.

	Termination	Change-in
	Without Cause	Control Trigger
Name(1)	(2)	Event(3)

Arthur Stern(4)	$355,000	$810,000
Gary Stern	$577,500	$1,355,000
Mitchell Cohen(5)	$280,000	$710,000
Cameron Williams	$450,000	$600,000

(1)	Ms. Curtin does not have an employment agreement.

(2)	Executive is paid for a period of twelve months following termination date. Chart does not include the value of 12 months continued health, medical and other benefits nor the effects of the requirement to give 90 days notice of termination or pay for such 90 day period.

(3)	Executive is paid a lump sum amount in cash equal to two (2) times the sum of the executive’s base salary in effect on the date of termination and the highest annual bonus earned by the executive during his employment with the Company. Chart does not include the value of 24 months continued health, medical and other benefits.

(4)	Arthur Stern’s contract expired 12/31/08. Additionally, Mr. Stern as of January 2009 has retired as an employee of the Company, although he will continue to serve on the Board, with the title Chairman Emeritus and to consult for a combined annual director and consulting fee of $300,000.

(5)	Mitchell Cohen, resigned from the Company effective February 20, 2009 to relocate and take another position. Mr. Cohen will continue to consult with the Company to insure a smooth transition, and will receive a consulting fee of $5,000 per month for six months. The Board has also agreed to accelerate the vesting of 5,000 shares of restricted stock of the Company which otherwise would have vested on March 19, 2009.

DIRECTOR COMPENSATION

Mr. Arthur Stern and Mr. Gary Stern received no compensation for serving as directors, except that they, like all directors, are eligible to be reimbursed for any expenses incurred in attending Board and committee meetings. For fiscal year 2008, the total annual fees that a director, other than Mr. Arthur Stern and Mr. Gary Stern, could have received for serving on our Board of Directors and committees of the Board of Directors were set as follows:

•	An annual fee of $35,000 per year for each Independent Director,

•	An annual fee for the Lead Independent Director of $25,000 per year,

•	An annual fee of $20,000 for Chairman of Audit Committee,

•	An annual fee of $10,000 for Audit Committee Member,

•	An annual fee of $15,000 for Chairman of the Compensation Committee,

•	An annual fee of $7,500 for Compensation Committee Member,

•	An annual fee of $15,000 for Chairman of the Governance Committee, and

•	An annual fee of $7,500 for Governance Committee Member.

The following table summarizes compensation paid to independent directors in fiscal 2008:

DIRECTOR COMPENSATION

	Fees
	Earned or
	Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(1)	($)

Herman Badillo	40,000	51,883	15,346	107,229(2)
Edward Celano	48,750	51,883	15,346	115,979(3)
Harvey Leibowitz	56,250	51,883	15,346	123,479(4)
David Slackman	57,500	51,883	15,346	124,729(5)
Alan Rivera	45,000	51,883	15,346	112,229(6)
Louis Piccolo	39,375	51,502	15,346	106,604(7)

(1)	The amounts shown in the Stock Awards and Option Awards columns represents the approximate amount we recognized for financial statement reporting purposes in fiscal year 2008 for the fair value of equity awards granted to the outside directors in fiscal year 2008 and prior years, in accordance with SFAS No. 123(R), excluding the impact of estimated forfeitures related to service-based vesting conditions, as required by SEC rules. As a result, these amounts do not reflect the amount of compensation actually received by the director during the fiscal year. For a description of the assumptions used in calculating the fair value of equity awards under SFAS No. 123(R), see Note A [10] and Note K of our financial statements in our Form 10-K for the year ended September 30, 2008.

(2)	Includes $3,750 paid in cash for Chairmanship of the Governance Committee and $2,500 for being a member of the Audit Committee. Both positions have been held since June 3, 2008.

(3)	Includes $7,500 paid in cash for Chairmanship of the Nominating Committee (predecessor committee to Governance Committee) Mr. Celano was chairman until June 3, 2008. Also includes $7,500 for being a member of the Audit Committee.

(4)	Includes $16,875 paid in cash for Chairmanship of the Audit Committee and $5,625 for being a member of the Compensation Committee.

(5)	Includes $12,500 paid in cash for Chairmanship of the Compensation Committee, $5,000 in cash for being a member of the Audit Committee (member through June 3, 2008) and $6,250 for being Lead Independent Director, a position Mr. Slackman has held since June 3, 2008.

(6)	Includes $11,250 paid in cash for being a member of the Compensation Committee and the Governance Committee. Mr. Rivera resigned his position on the Board of Directors effective December 17, 2008.

(7)	Includes $5,625 paid in cash for being a member of the Governance Committee.

BOARD ORGANIZATION AND MEETINGS

Composition of the Board of Directors.  Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. The Board has established procedures consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange

Commission and The NASDAQ Stock Market. The Board of Directors has also determined that the following members of the Board satisfy the NASDAQ definition of independence: Edward Celano, Harvey Leibowitz, David Slackman, Alan Rivera, Louis A. Piccolo and Herman Badillo. Mr. Alan Rivera resigned from the Board of Directors on December 17, 2008.

During the fiscal year ended September 30, 2008, the Board of Directors held twenty three meetings and acted two times by unanimous consent, the Audit Committee held four meetings, the Compensation Committee held five meetings and the Governance Committee held one meeting. During the 2008 fiscal year, all members of the Board of Directors attended at least 75% of all the meetings of the Board of Directors that such Director was eligible to attend, and committees of the Board of Directors of which such director was a member. There are three standing committees of the Board of Directors, each of which is described below.

Compensation Committee Matters

Compensation Committee.  During the fiscal year ended September 30, 2008, the Compensation Committee consisted of David Slackman (Chairman), Harvey Leibowitz and Alan Rivera. The Compensation Committee is empowered by the Board of Directors to review the executive compensation of the Company’s officers and directors and to recommend any changes in compensation to the full Board of Directors. Effective December 17, 2008, Mr. Rivera resigned from the Board of Directors of the Company.

Compensation Committee Charter.  The Board of Directors has adopted a Compensation Committee charter to govern its Compensation Committee. The Compensation Committee charter is filed as Exhibit B to the Company’s Proxy Statement.

Audit Committee Matters

Audit Committee.  At September 30, 2008, the Audit Committee consisted of Harvey Leibowitz (Chairman), Herman Badillo and Edward Celano. The Audit Committee is empowered by the Board of Directors to, among other things: serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system; review and appraise the audit efforts of the Company’s independent accountants; assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues; and provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

Grant Thornton LLP served as the Company’s independent registered public accounting firm during the fiscal year ended September 30, 2008. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting to make such statements as Grant Thornton LLP may desire and will be available to answer appropriate questions from shareholders. Grant Thornton LLP replaced Eisner LLP during fiscal year 2008.

Audit Committee Financial Expert.  The Board of Directors has determined that Harvey Leibowitz is an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission (“SEC”). As noted above, Mr. Leibowitz — as well as the other members of the Audit Committee — has been determined to be “independent” within the meaning of SEC and NASDAQ regulations.

Audit Committee Charter.  The Audit Committee performed its duties during fiscal 2008 under a written charter approved by the Board of Directors. The Audit Committee charter is filed as Exhibit C to the Company’s Proxy Statement.

Independence of Audit Committee Members.  The Company’s Common Stock is listed on the NASDAQ Global Select Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report.  In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008:

(1) The Audit Committee reviewed and discussed the audited financial statements with the Company’s management.

(2) The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61, Communication with Audit Committees, as may be modified or supplemented.

(3) The Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as may be modified or supplemented, and discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2008 Annual Report on Form 10-K.

Audit Committee Members:
Harvey Leibowitz (Chairman)
Herman Badillo
Edward Celano

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be filed with the SEC or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

Audit Fees.  The Company incurred $1,141,000 for the audit of the Company’s annual financial statements for the year ended September 30, 2008 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during fiscal 2008. Such fees included the audit of internal controls over financial reporting as required by the Sarbanes- Oxley Act of 2002. The Company paid $727,000 for the audit of the Company’s annual financial statements for the year ended September 30, 2007 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during fiscal 2007.

Financial Information Systems Design Implementation Fees.  The Company was not billed for and did not receive any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC’s Regulation S-X (in general, information technology services) from the Company’s independent registered public accounting firm during the year ended September 30, 2008 or 2007.

Tax Fees and All Other Fees.  The Company was not billed for any tax compliance or any other services by Grant Thornton LLP or Eisner LLP during fiscal year 2008. The Company was not billed for any tax compliance or any other services by Eisner LLP during fiscal year 2007.

The Audit Committee has approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm. The Audit Committee requires the Company’s independent registered public accounting firm to advise the Audit Committee in advance of the independent registered public accounting firm’s intent to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company’s financial statements. The Audit Committee shall approve, in advance, any non-audit services to be provided to the Company by the Company’s independent registered public accounting firm.

Other Matters.  No other matters were considered by the Audit Committee of the Board of Directors.

Nominating and Corporate Governance Committee Matters

Nominating and Corporate Governance Committee.  During the fiscal year ended September 30, 2008 the Nominating and Corporate Governance Committee consisted of Herman Badillo (Chairman), Louis Piccolo, and Alan Rivera. The Nominating and Corporate Governance Committee is empowered by the Board of Directors to, among other things, recommend to the Board of Directors qualified individuals to serve on the Company’s Board of Directors and to identify the manner in which the Governance Committee evaluates nominees recommended for the Board.

Nominating and Corporate Governance Committee Charter.  In January 2008, the Board determined to re-name the Nominating Committee, the predecessor committee to the Nominating and Corporate Governance Committee, and to expand its functions. The Committee adopted the Nominating and Corporate Governance Committee Charter and is attached hereto as Exhibit D to the Company’s Proxy Statement

Independence of Nominating and Corporate Governance Committee Members.  All members of the Nominating and Corporate Governance Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace rules.

Procedures for Considering Nominations Made by Shareholders.  The Nominating and Corporate Governance Committee’s charter and guidelines developed by the Nominating and Corporate Governance Committee describe procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board of Directors or who are recommended by the Board of Directors. The guidelines state that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however , that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director it elected) and (b) information that will enable the Nominating and Corporate Governance Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter and the guidelines for director candidates.

Qualifications.  The charter and guidelines developed by the Nominating and Corporate Governance Committee describe the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board of Directors;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board of Directors in its deliberations;

•	must have a reputation, in one or more of the communities serviced by the Company, for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

•	must have experience, either as a member of the board of directors of another public or private company or in another capacity, which demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board.  Candidates to serve on the Board of Directors will be identified from all available sources, including recommendations made by shareholders. The guidelines developed by the Nominating and Corporate Governance Committee provide that there will be no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board of Directors. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating and Corporate Governance Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating and Corporate Governance Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating and Corporate Governance Committee shall determine to be relevant.

Third Party Recommendations.  In connection with the 2009 Annual Meeting, the Nominating and Corporate Governance Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Common Stock for at least one year.

STOCK OPTION and STOCK AWARD PLANS

Equity Compensation Plan

On December 1, 2005, the Board of Directors adopted the Company’s Equity Compensation Plan (the “Equity Compensation Plan”), which was approved by the stockholders of the Company on March 1, 2006. The Equity Compensation Plan was adopted to supplement the Company’s existing 2002 Stock Option Plan. In addition to permitting the grant of stock options as are permitted under the 2002 Stock Option Plan, the Equity Compensation Plan allows the Company flexibility with respect to equity awards by also providing for grants of stock awards (i.e. restricted or unrestricted), stock purchase rights and stock appreciation rights. The Company has 1,000,000 shares of Common Stock authorized under the Equity Compensation Plan, with 874,000 available for awards as of December 31, 2008. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Compensation Plan, which is included as an exhibit to the Company’s reports filed with the SEC.

The general purpose of the Equity Compensation Plan is to provide an incentive to our employees, directors and consultants, including executive officers, employees and consultants of any subsidiaries, by enabling them to share in the future growth of our business. The Board of Directors believes that the granting of stock options and other equity awards promotes continuity of management and increases incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

The Board believes that the Equity Compensation Plan will advance the Company’s interests by enhancing our ability to (a) attract and retain employees, directors and consultants who are in a position to make significant contributions to our success; (b) reward employees, directors and consultants for these contributions; and (c) encourage employees, directors and consultants to take into account our long-term interests through ownership of our shares.

2002 Stock Option Plan

On March 5, 2002, the Board of Directors adopted the Asta Funding, Inc. 2002 Stock Option Plan (the “2002 Plan”), which plan was approved by the Company’s stockholders on May 1, 2002. The 2002 Plan was adopted in order to attract and retain qualified directors, officers and employees of, and consultants to, the Company. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2002 Plan, which is included as an exhibit to the Company’s reports filed with the SEC.

The 2002 Plan authorizes the granting of incentive stock options (as defined in Section 422 of the Code) and non-qualified stock options to eligible employees of the Company, including officers and directors of the Company (whether or not employees) and consultants of the Company.

The Company has 1,000,000 shares of Common Stock authorized for issuance under the 2002 Plan and 393,334 shares were available as of September 30, 2008. Future grants under the 2002 Plan have not yet been determined.

1995 Stock Option Plan

The 1995 Stock Option Plan expired on September 14, 2005. The plan was adopted in order to attract and retain qualified directors, officers and employees of, and consultants, to the Company. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the 1995 Stock Option Plan, which is included as an exhibit to the Company’s reports filed with the SEC.

The 1995 Stock Option Plan authorized the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) and non-qualified stock options to eligible employees of the Company, including officers and directors of the Company (whether or not employees) and consultants to the Company.

The Company authorized 1,840,000 shares of Common Stock authorized for issuance under the 1995 Stock Option Plan. All but 96,002 shares were utilized. As of September 14, 2005, no more options could be issued under this plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s Equity Compensation Plan and 2002 Stock Option Plan, as of September 30, 2008. These plans were the Company’s only equity compensation plans in existence as of September 30, 2008. The 1995 Stock Option Plan expired September 14, 2005.

(c)
Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected In
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity Compensation Plans Approved by Shareholders	1,037,438	$11.69	1,267,334
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,037,438	$11.69	1,267,334

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons holding more than 10% of a registered class of the equity securities of the Company to file with the SEC and to provide the Company with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company, the Company believes that all such Section 16(a) reporting requirements were timely fulfilled during the fiscal year ended September 30, 2008.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has entered into employment agreements with certain of its executive officers. See “Executive Compensation — Employment Agreements.”

Transactions with officers, directors and affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of

Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

On April 29, 2008, the Company obtained a subordinated loan pursuant to a subordinated promissory note from Asta Group. The loan is in the aggregate principal amount of approximately $8.2 million, bears interest at a rate of 6.25% per annum, is payable interest only each quarter until its maturity date of January 9, 2010, subject to prior repayment in full of the Company’s senior loan facility with the Bank Group.

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. The Board has established procedures consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and The NASDAQ Stock Market. The Board of Directors has also determined that the following members of the Board satisfy the NASDAQ definition of independence: Edward Celano, Harvey Leibowitz, David Slackman, Alan Rivera, Louis A. Piccolo and Herman Badillo. Mr. Alan Rivera resigned from the Board of Directors on December 17, 2008.

STOCKHOLDER PROPOSALS

SEC regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for the Company’s Annual Meeting of Shareholders to be held in 2010 must be submitted to the Company on or before November 6, 2009, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting. If a shareholder notifies the Company after January 20, 2010, of an intent to present a proposal at the Company’s Annual Meeting of Shareholders to be held in 2010, the Company will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials.

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to Robert J. Michel, Chief Financial Officer and Secretary, Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon the Secretary’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

Pursuant to a policy adopted by the Board, Board members are required to attend the Company’s annual meeting of shareholders. Each of the members of the Board of Directors attended the Company’s 2008 annual meeting of shareholders.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice of the Annual Meeting, to be presented at the Meeting for action by the stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K, for the fiscal year ended September 30, 2008 (as filed with the SEC), including the financial statements thereto. All such requests should be directed to the Secretary of Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

By Order of the Board of Directors

Robert J. Michel,
Chief Financial Officer and Secretary

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2008 ACCOMPANIES THIS PROXY STATEMENT. THIS REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

Exhibit A

CODE OF ETHICS
FOR
SENIOR FINANCIAL OFFICERS

Section 1.  Purpose.

The Board of Directors (the “Board”) of Asta Funding, Inc. (the “Company”) has adopted the following Code of Ethics (the “Code”) to apply to the Company’s Chief Executive Officer; Chief Financial Officer; Chief Accounting Officer; Controller; and Treasurer (the “Senior Financial Officers”). This Code is intended to focus Senior Financial Officers on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, foster a culture of honesty and accountability, deter wrongdoing and promote fair and accurate disclosure and financial reporting.

No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles. Senior Financial Officers are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Code to the attention of the Chair of the Audit Committee, who may consult with inside or outside legal counsel as appropriate.

Section 2.  Introduction

Each Senior Financial Officer is expected to adhere to a high standard of ethical conduct. The good name of the Company depends on the way Senior Financial Officers conduct business and the way the public perceives that conduct. Unethical actions, or the appearance of unethical actions, are not acceptable. Senior Financial Officers are expected to be guided by the following principles in carrying out their responsibilities.

—	Loyalty. Senior Financial Officers should not be, or appear to be, subject to influences, interests or relationships that conflict with the best interests of the Company.

—	Compliance with Applicable Laws. Senior Financial Officers are expected to comply with all laws, rules and regulations applicable to the Company’s activities.

—	Observance of Ethical Standards. Senior Financial Officers must adhere to high ethical standards in the conduct of their duties. These include honesty and fairness.

Section 3.  Integrity of Records and Financial Reporting.

Senior Financial Officers are responsible for the accurate and reliable preparation and maintenance of the Company’s financial records. Accurate and reliable preparation of financial records is of critical importance to proper management decisions and the fulfillment of the Company’s financial, legal and reporting obligations. Diligence in accurately preparing and maintaining the Company’s records allows the Company to fulfill its reporting obligations and to provide stockholders, governmental authorities and the general public with full, fair, accurate, timely and understandable disclosure. Senior Financial Officers are responsible for establishing and maintaining adequate disclosure controls and procedures, and internal controls and procedures, including procedures that are designed to enable the Company to: (a) accurately document and account for transactions on the books and records of the Company; and (b) maintain reports, vouchers, bills, invoices, payroll and service records, business measurement and performance records and other essential data with care and honesty.

Senior Financial Officers shall immediately bring to the attention of the Audit Committee any information they may have concerning:

(a) Defects, deficiencies, or discrepancies related to the design or operation of internal controls which may affect the Company’s ability to accurately record, process, summarize, report and disclose its financial data or

(b) Any fraud, whether or not material, that involves management or other employees who have roles in the Company’s financial reporting, disclosures or internal controls.

Section 4.  Conflict of Interest.

Senior Financial Officers must avoid any conflicts of interest between themselves and the Company. Any situation that involves, or may involve, a conflict of interest with the Company, should be disclosed promptly to the Chair of the Audit Committee, who may consult with inside or outside legal counsel as appropriate.

A “conflict of interest” can occur when an individual’s personal interest is adverse to — or may appear to be adverse to — the interests of the Company as a whole. Conflicts of interest also arise when an individual, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company.

This Code does not attempt to describe all possible conflicts of interest which could develop. Some of the more common conflicts from which Senior Financial Officers must refrain, however, are set forth below:

—	Improper conduct and activities. Senior Financial Officers may not engage in any conduct or activities that are inconsistent with the Company’s best interests or that disrupt or impair the Company’s relationship with any person or entity with which the Company has, or proposes to enter into, a business or contractual relationship.

—	Compensation from non-Company sources. Senior Financial Officers may not accept compensation for services performed for the Company from any source other than the Company. Senior Financial Officers should obtain the approval of the Audit Committee prior to accepting any paid employment or consulting position with another entity.

—	Gifts. Senior Financial Officers and members of their immediate families may not accept gifts from persons or entities where any such gift is being made in order to influence their actions in their position with the Company, or where acceptance of the gifts could create the appearance of a conflict of interest.

—	Personal use of Company assets. Senior Financial Officers may not use Company assets, labor or information for personal use, other than incidental personal use, unless approved by the Chair of the Audit Committee or as part of a compensation or expense reimbursement program.

—	Financial Interests in other Businesses. Senior Financial Officers should avoid having an ownership interest in any other enterprises, such as a customer, supplier or competitor if that interest compromises the officer’s loyalty to the Company.

Section 5.  Corporate Opportunities.

Senior Financial Officers are prohibited from: (a) taking for themselves personally opportunities related to the Company’s business without first presenting those opportunities to the Company and obtaining approval from the Board; (b) using the Company’s property, information, or position for personal gain; or (c) competing with the Company for business opportunities.

Section 6.  Confidentiality.

Senior Financial Officers should maintain the confidentiality of information entrusted to them by the Company and any other confidential information about the Company, its business or finances, customers or suppliers that comes to them, from whatever source, except when disclosure is authorized or legally mandated. For purposes of this Code, “confidential information” includes all non-public information relating to the Company, its business or finances, customers or suppliers.

Section 7.  Compliance with Laws, Rules and Regulations.

Senior Financial Officers shall comply with laws, rules and regulations applicable to the Company, including insider trading laws, and all other Company policies. Transactions in Company securities are governed by the Company’s Insider Trading Policy.

Section 8.  Encouraging the Reporting of any Illegal or Unethical Behavior.

Senior Financial Officers must promote ethical behavior and create a culture of ethical compliance. Senior Financial Officers should foster an environment in which the Company: (a) encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages employees to report violations of laws, rules and regulations to appropriate personnel; and (c) informs employees that the Company will not allow retaliation for reports made in good faith.

Section 9.  Conclusion.

Senior Financial Officers should communicate any suspected violations of this Code promptly to the Chair of the Audit Committee. The Board or a person or persons designated by the Board will investigate violations, and appropriate disciplinary action will be taken by the Board in the event of any violation of the Code, up to and including termination. Only the Audit Committee may grant any waivers of this policy.

Exhibit B

ASTA FUNDING, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee of Asta Funding, Inc. (the “Corporation”) is appointed by the Board of Directors to assist the Board in carrying out the Board’s responsibilities relating to compensation of the Corporation’s directors and officers. The Compensation Committee has overall responsibility for evaluating and approving the director and officer compensation plans, policies and programs of the Corporation.

The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with applicable rules and regulations.

Composition

The Compensation Committee shall consist of no fewer than two members. Each member of the Compensation Committee must (i) be an independent director of the Corporation satisfying the independence requirements of the NASDAQ and other applicable regulatory requirements; (ii) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended; and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

The Board of Directors shall appoint the members of the Compensation Committee. Subject to earlier removal by the Board of Directors, each member shall serve until he or she is no longer a director of the Corporation, and until his or her successor shall have been duly elected and qualified. A Compensation Committee member may be removed by the Board of Directors at any time in its discretion, whereupon the resulting vacancy shall be filled by the Board of Directors upon recommendation of the Nominating Committee. The Compensation Committee members shall elect a chairperson by a vote of a majority of the full Compensation Committee, or, if the members have failed to do so, then the Board of Directors shall designate a chairperson.

The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate.

Structure and Meetings

The Compensation Committee shall meet not less than one time per year. The chairperson of the Compensation Committee shall preside at each meeting of the Compensation Committee, except that in the absence of the chairperson at any particular meeting, then the Compensation Committee member designated by the chairperson shall preside at such meeting. The chairperson shall, after consultation with the other members of the Compensation Committee, (i) determine the dates, times and places for meetings of the Compensation Committee, and (ii) set the agenda for each meeting. A majority of the total number of Compensation Committee members then in office shall constitute a quorum for the transaction of committee business and all matters to be decided by the Compensation Committee shall be decided by the affirmative vote of a majority of the members present in person or by proxy at a duly called meeting of the Compensation Committee.

Duties and Responsibilities

The Compensation Committee shall have the following power, authority and direct responsibilities:

1 Review and approve annually corporate goals and objectives relevant to the compensation of the Corporation’s Chief Executive Officer (“CEO”), annually evaluate the CEO’s performance in light of those goals and objectives, and, consistent with the requirements of any employment agreement, recommend the CEO’s compensation levels based on this evaluation. The CEO shall not be permitted to be present during voting or deliberations relating to CEO compensation.

B-1

2 Make recommendations to the Board with respect to director and non-CEO officer compensation, incentive compensation plans and equity-based plans. The CEO may, at the discretion of the Compensation Committee, be permitted to be present during voting or deliberations relating to non-CEO compensation.

3 Produce a Compensation Committee Report on executive compensation and participate in the production of the Compensation Discussion and Analysis as required by the SEC to be included in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the SEC.

4 Annually review and recommend to the Board the following items with respect to the CEO and the executive officers of the Corporation (as defined by Section 16 and Rule 16a-1(f) of the Securities and Exchange Act of 1934): (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits, in each case subject to the terms of any existing applicable employment agreement terms.

5 Make regular reports to the Board.

6 Annually review and reassess the adequacy of this Charter and recommend to the Board for approval any proposed changes to this Charter.

7 Perform such other duties and responsibilities as may be assigned to the Compensation Committee from time to time by the Board of Directors, including without limitation:

8 Periodic analysis of, and recommendations to the Board of Directors with respect to, the functions, duties and responsibilities of each of the executive officers of the Corporation;

9 Oversight and analysis of, and recommendations to the Board of Directors with respect to, the Corporation’s policies regarding the engagement, advancement, promotion, reassignment and termination of its executive officers;

10 The implementation and administration of the Corporation’s incentive and equity-based compensation plans to the extent permitted by such plans;

11 Review and make recommendations to the Board of Directors on (i) the competitiveness of the Corporation’s compensation and benefit plans for directors and key management employees and the employee relations policies and procedures applicable to key management employees; and (ii) such other matters relating to the organization of the Corporation and the compensation of executive officers and key management employees as the Compensation Committee may in its own discretion deem desirable.

Operating Policies

1 The Compensation Committee shall keep the minutes of all Compensation Committee meetings (designating in its discretion an individual to record the minutes) and approve the minutes by subsequent action. The Compensation Committee shall circulate the approved minutes of the Compensation Committee meetings to the full Board of Directors for review.

2 The Compensation Committee shall determine its rules of procedure in accordance with the Corporation’s principles of corporate governance and its Bylaws.

3 At each regular meeting of the Board of Directors held following a Compensation Committee meeting, the Compensation Committee shall report to the Board of Directors regarding the actions, activities and findings of the Compensation Committee since the last Board of Directors meeting, as well as any recommendations for action by the Board of Directors, when appropriate.

4 In discharging its responsibilities, the Compensation Committee shall have full access to any relevant records of the Corporation and may also request that any officer or employee of the Corporation or the Corporation’s outside counsel meet with members of, or consultants to, the Compensation Committee.

5 The Compensation Committee shall have the authority to engage such compensation consultants and counsel as it deems necessary or desirable from time to time to discharge its functions.

B-2

Exhibit C

ASTA FUNDING, INC.

AUDIT COMMITTEE CHARTER

I.	STATEMENT OF POLICY

The Audit Committee shall assist the Board of Directors (the “Board”) of Asta Funding, Inc. (“Asta”) in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of Asta and its subsidiaries (collectively, the “Company”), the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company’s financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications among the Company’s Board of Directors, outside auditors and senior management. The Audit Committee’s primary responsibilities and duties are:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system.

•	Review and appraise the audit efforts of the Company’s independent accountants.

•	Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities identified in Section IV of this Charter.

The Company shall be responsible for the providing the Audit Committee with appropriate funding, as determined by the Audit Committee, in order to compensate the outside auditors and advisors engaged by or employed by the Audit Committee.

II.	COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall consist of at least three “independent” Directors of Asta and shall serve at the pleasure of the Board. An “independent” Director is defined as an individual who (a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market or such other securities exchange or market on which Asta’s securities are traded and (d) except as permitted by the SEC and the NASDAQ Stock Market or such other securities exchange or market on which Asta’s securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

At least one member of the Audit Committee shall be a “financial expert” as defined by the SEC and the NASDAQ Stock Market or such other securities exchange or market on which Asta’s securities are traded. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement.

The members of the Audit Committee shall be designated by the full Board from time to time. The Board shall designate one member of the Audit Committee to serve as chairperson of the committee.

III.  MEETINGS AND MINUTES

The Audit Committee shall meet at least quarterly, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities. The Audit Committee shall maintain minutes of each meeting of the Audit

Committee and shall report the actions of the Audit Committee to the Board with such recommendations as the Audit Committee deems appropriate.

IV.	RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

The Audit Committee shall oversee and monitor the Company’s accounting and financial reporting process, internal control system and disclosure control system, review the audits of the Company’s financial statements and review and evaluate the performance of the Company’s outside auditors. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company’s certificate of incorporation, the Company’s bylaws or the Board.

1. The Audit Committee shall assume direct responsibility for the appointment, retention and oversight of the work of the outside auditors and, when appropriate, the replacement of the outside auditors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit’s scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors and shall be authorized to compensate the outside auditors.

2. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstances that might adversely affect the outside auditors’ independence or judgment with respect to the Company under applicable auditing standards. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors. Such statement shall confirm that the outside auditors are not aware of any conflict of interest prohibited by Section 10A(l) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

3. The Audit Committee shall require the outside auditors to advise the Audit Committee in advance in the event that the outside auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company’s financial statements (“non-audit services”); provided that such non-audit services are not listed in Section 10A(g) of the Exchange Act (“prohibited services”). The Audit Committee shall approve, in advance, any non-audit services to be provided to the Company by the Company’s outside auditing firm.

4. The Audit Committee shall obtain confirmations from time to time from the Company’s outside auditing firm that such firm is not providing to the Company (i) any prohibited services, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee. The Audit Committee shall have the authority to approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee shall record in its minutes and report to the Board all approvals of non-audit services granted by the Audit Committee.

5. The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company’s accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company’s financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company’s accounting principles and underlying estimates and other significant decisions made by the Company’s management in preparing the Company’s financial disclosures. The Audit Committee shall then meet, without operating management or the outside auditors being present, to discuss the information presented to it.

6. The Audit Committee shall meet with the outside auditors and management to review the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such forms are filed with the SEC. The Audit Committee shall require the outside auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the outside auditors and other material written communications between the outside auditors and the Company’s management, including management’s letters and schedules of unadjusted differences.

7. Upon the completion of the annual audit, the Audit Committee shale review the audit findings reported to it by the outside auditors, including any comments or recommendations of the outside auditors, with the entire Board.

8. The Audit Committee shall review all reports received from the federal and state regulatory authorities and assure that the Board is aware of the findings and results. In addition, it will meet with the appropriate members of senior management designated by the Audit Committee to review the responses to the respective regulatory reports.

9. The Audit Committee shall consider and review with management: (a) significant findings during the year and management’s responses thereto, including the status of previous audit recommendations and (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information.

10. The Audit Committee shall consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices, as suggested by the outside auditors or management, and the Audit Committee shall review with the outside auditors and management the extent to which such changes have been implemented (to be done at an appropriate amount of time prior to the implementation of such changes as decided by the Audit Committee).

11. The Audit Committee shall prepare a letter for inclusion in the Company’s proxy statement describing the discharge of the Audit Committee’s responsibilities.

12. The Audit Committee will review and update this Charter periodically, at least annually, and as conditions may dictate. The Audit Committee Charter shall be presented to the full Board for its approval of any changes.

13. Commencing on such date as Section 102(a) of the Sarbanes-Oxley Act of 2002 (the “Act”) becomes effective, the Audit Committee shall obtain confirmation from the outside auditors at the commencement of each audit that such firm is a “registered public accounting firm” as such term is defined under the Act.

14. The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to perform its duties.

15. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16. The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

Exhibit D

ASTA FUNDING, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I.	STATEMENT OF PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Asta Funding, Inc. (the “Company”) is:

•	identifying qualified individuals for membership on the Board;

•	recommending to the board the director nominees for election at the next annual meeting of stockholders;

•	making recommendations to the Board regarding the size and composition of the Board and its committees;

•	monitoring the effectiveness of the Board; and

•	developing and implementing our corporate governance policies, including the implementation of the Company’s principles of corporate governance attached as Attachment A (the “Principles of Corporate Governance”) and administration of the Company’s whistle-blower policy for employees and on-site contractors attached as Attachment B (the “Whistle-Blower Policy”).

II.	COMPOSITION OF THE COMMITTEE

The Committee:

•	shall consist of not less than three members of the Board, the exact number to be established by the Board from time to time;

•	members shall consist solely of individuals who meet the independence standards set forth in Securities and Exchange Commission rules and in the listing standards applicable to the Company, unless the Board determines that an exemption to such qualification is available under applicable rules; and

•	members shall be appointed and may be removed by the Board.

III.  RESPONSIBILITIES AND DUTIES OF THE COMMITTEE

The Committee shall:

•	establish general criteria for identifying and selecting individuals who may be nominated for election to the Board, which criteria shall

•	reflect, at a minimum, all applicable laws, rules, regulations and listing standards applicable to the Company, and

•	include, without limitation, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board;

•	annually review the size, composition and needs of the board of directors and make recommendations to the Board;

•	recommend to the Board the director nominees for election at the next annual meeting of stockholders;

•	consider and recommend candidates for appointment to the Board to the extent vacancies arise between annual meetings of stockholders;

•	consider director candidates submitted by stockholders, in accordance with guidelines developed by the Committee;

•	develop and implement an annual process for evaluating Director performance;

•	review and approve, where appropriate, related party transactions;

•	monitor the culture of ethical compliance;

•	annually review the Committee charter and recommend to the board any changes it deems necessary or desirable; and

•	review and assess the adequacy of the Company’s corporate governance policies, including the implementation of the Principles of Corporate Governance and the Whistle-Blower Policy.

IV.	MEETINGS OF THE COMMITTEE

The Committee shall meet as often as necessary to carry out its responsibilities, but not less than twice each year. A majority of the members of the Committee shall constitute a quorum.

V.	ADDITIONAL AUTHORITY OF THE COMMITTEE

The Committee shall have the authority to do the following, in its discretion, to the extent it deems appropriate in carrying out its duties under this Charter and the Principles of Corporate Governance:

•	delegate any of its responsibilities to a subcommittee or subcommittees; and

•	retain outside counsel and other advisors.

Effective as of January 20, 2009

ATTACHMENT A

Principles of Corporate Governance
Adopted by the Board of Directors

13 Purpose and Nature of Principles

These principles have been adopted by Board resolution as a definitive statement of the elements of governance by which the Board will manage its affairs. These principles will be reviewed and modified by the Board as needed on recommendation of the Nominating and Corporate Governance Committee.

1. Responsibilities of the Board.    The Directors’ most basic responsibility is to exercise their business judgment to act in a manner that they reasonably believe is in the best interest of the Company and its shareholders, and, in discharging this obligation, may rely on members of the Company’s management and on the Company’s outside advisors and auditors. Directors must fulfill their responsibilities consistent with their fiduciary duties to the Company’s shareholders and in compliance with all applicable laws and regulations. Each Director must also comply with all of the Company’s policies, including its Code of Ethics.

2. Functions of the Board.  The Board has four scheduled meetings a year at which it reviews and discusses reports by management on the financial, as well as operating, performance of the company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board also performs a number of specific functions including:

a. selecting and evaluating the CEO and overseeing CEO succession planning;

b. ensuring processes are in place for maintaining the integrity of the company, the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders.

3. Board Size.   It is the policy of the Company that the number of Directors not exceed or be less than a number that can function efficiently as a body.

4. Director Independence.  It is the policy of the Company that the Board consists of a majority of independent Directors. The Nominating and Corporate Governance Committee of the Board shall determine director independence utilizing the definition of director independence established by NASDAQ.

5. Committees.   It is the general policy of the Company that the Board as a whole considers all major decisions. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee recommends the members and chairs of these committees to the Board.

The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are made up of only independent Directors as required by NASDAQ.

6. Board and Committee Self Evaluation.  Annually, the Board and the committees of the Board shall discuss the performance of the Board and the committees during the year, focusing on the successes, as well as areas in which improvements would be beneficial to the performance of the Board.

7. Director Education.  Each director is expected to participate in one or more director education programs regarding directors’ legal duties and responsibilities over each two-year period of service.

8. Presiding Director.  On an annual basis, the non-employee Directors will select a non-employee member of the Board to serve as Presiding Director. The Presiding Director will chair executive sessions of the Board when the non-employee Directors meet without the Chairman and Chief Executive Officer and other inside Directors present. The Presiding Director will perform such other functions as the Board may direct, including, acting as an intermediary between the non-employee Directors and management when special circumstances exist or communication out of the ordinary course is necessary, participating in the performance evaluation of the Chief Executive Officer and reviewing the schedule of Board and Committee meetings and the agendas for Board meetings.]

9. Board Meetings.  Directors are expected to attend Board meetings and meetings of the Committees on which they serve, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Meetings should include presentations by management and, when appropriate, outside advisors or consultants, as well as sufficient time for full and open discussion. In addition to regularly scheduled Board meetings, the Audit Committee shall meet at least four times per year, the Compensation Committee shall meet at least one time per year and the Nominating and Corporate Governance Committee shall meet at least two times per year.

10. Written Materials.  Written materials that are important to the Board’s understanding of the agenda items to be discussed at a Board or Committee meeting should be distributed to the Directors sufficiently in advance of the meeting to allow the Directors the opportunity to prepare. Directors are expected to review these materials thoroughly in advance of the meeting.

11. Agenda for Board Meetings.  The Chairman of the Board will set the agenda for Board meetings with the understanding that certain items necessary for appropriate Board oversight will be brought to the Board periodically for review, discussion and decision-making. The Presiding Director will have the opportunity to review the agenda for each Board meeting in advance of the meeting and may request changes, as he or she deems appropriate in order to ensure that the interests and requirements of the non-employee Directors are appropriately addressed. Any Director may request that an item be included on any meeting agenda.

12. Executive Sessions of Non-Employee Directors.  The non-employee Directors will meet in regular executive sessions without any members of management present at least two times each year. The Presiding Director will chair these executive sessions.

13. Conflicts of Interest.  Every employee and Director has a duty to avoid business, financial or other direct or indirect interests or relationships which conflict with the interests of the Company or which may affect his or her loyalty to the Company. Each Director must deal at arm’s length with the Company and should disclose to the Chairman or Presiding Director any conflict or any appearance of a conflict of interest. Any activity which even appears to present such a conflict must be avoided or terminated, unless after appropriate disclosure and discussion, it is determined that the activity is not harmful to the Company or otherwise improper.

14. Other Company Directorships.  The Board recommends that, except in unusual circumstances, if a Director is employed full-time by a public company, such Director limit the number of boards on which he or she sits to the boards of two other public companies (in addition to the Company’s Board and that of his or her employer). If the Director is not employed full-time by a public company, the Board recommends that, except in unusual circumstances, he or she sit on the boards of no more than four other public companies (in addition to the Company’s Board). The Nominating and Corporate Governance Committee shall review on a case-by-case basis situations concerning significant involvement by a Director in non-profit or charitable organizations.

15. Change in Director Occupation.  When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

16. Term Limits.  The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual renomination until they reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

17. Succession Planning/Management Development Review.  The Board shall oversee the senior management development and succession planning process in order to ensure that the process is rigorous and effective. In furtherance of this objective, the Nominating and Corporate Governance Committee will focus upon succession planning for the Chairman/CEO and the Chairman/CEO will annually conduct a review of the Senior Management

Team (the “SMT”) with the Nominating and Corporate Governance Committee. This review will be shared with the full Board in connection with its broader oversight responsibilities.

18. Communication with Stakeholders.  The Chairman and CEO are responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude outside Directors from meeting with shareholders, but it is suggested that in the majority of circumstances, any such meetings be held with management present.

ATTACHMENT B

WHISTLE-BLOWER POLICY FOR EMPLOYEES AND ON-SITE CONTRACTORS
OF
ASTA FUNDING, INC.
AS ADOPTED BY THE COMPANY’S BOARD OF DIRECTORS

Asta Funding, Inc. and Subsidiary Companies (the “Company”) has established a procedure by which employees and on-site contractors can report to the Company allegations of known or suspected alleged Improper Activities (as hereinafter defined).

“Improper Activities” include, but are not limited to, (i) questionable accounting, internal accounting controls or auditing matters; (ii) disclosures in documents filed by the Company with the Securities and Exchange Commission (the “SEC”) and other public disclosures made by the Company that may not be complete or accurate; (iii) violations of any written policies of the Company as may be in effect from time to time; (iv) violations of federal or state securities laws or other laws applicable to the Company; (v) wire fraud, mail fraud, bank fraud, or any fraud against the Company’s stockholders or under statute; (vi) forgery or alteration of documents; (vii) misappropriation or misuse of Company resources, such as funds or other assets; (viii) authorizing or receiving compensation for goods not received or services not performed; or (ix) any other activity by an employee or on-site contractor that is undertaken in the performance of the employee’s or on-site contractor’s official duties, whether or not that action is within the scope of his or her employment, and that is in violation of any state or federal law or regulation, or constitutes malfeasance, bribery, fraud, misuse of Company property, or willful omission to perform his or her duties, or involves gross misconduct.

Employees are encouraged to use the guidance provided by this policy for reporting Improper Activities in accordance with the following:

1. Reporting Requirement. All officers, directors and employees or outside contractors are required to report information concerning Improper Activities. Such reports are encouraged to be made in writing so as to assure a clear understanding of the issues, but may be oral. Such reports should be factual rather than speculative or conclusory, and should contain specific information to allow for proper assessment of the nature, extent and urgency of the issues raised in the report.

Reporting employees or on-site contractors should refrain from (i) obtaining evidence for which they do not have a right of access and (ii) conducting their own investigative activities.

It is the Company’s policy that no employee or on-site contractor shall be subject to disciplinary or retaliatory action by the Company or any of its employees or agents or on-site contractors as a result of the employee’s or on-site contractor’s submitting a report hereunder. However, employees or on-site contractors who file reports of Improper Activities or provide evidence which they know to be false or without a reasonable belief in the truth and accuracy of such information will not be protected by the above policy statement an may be subject to disciplinary action and legal claims.

Reporting employees or on-site contractors that report Improper Activities on an anonymous basis must provide sufficient corroborating evidence to justify the commencement of an investigation. Unspecified wrongdoing or broad allegations without verifiable evidentiary support may not lead to an investigation. Because of the inability of investigators to interview anonymous reporting employees or on-site contractors, it may be more difficult to evaluate the credibility of an Improper Activity and therefore, it is less likely that an investigation will be initiated.

2. Procedure for Reporting Improper Activities. To submit a report involving any known or suspected Improper Activity, an employee may call the Company’s Nominating and Corporate Governance Committee Chairperson at [(800) 652-9194] or write to [Mr. Harvey Liebowitz, Nominating and Corporate Governance Committee Chairperson, 159 West 53rd Street, Suite 22G, New York, NY 10019.] If the employee or on-site contractor submitting the complaint is uncomfortable for any reason addressing such concerns to the Company’s Nominating and Corporate Governance Committee Chairperson the employee or on-site contractor may write to the Chairman of the Company’s Board of Directors c/o the Company. Employees or on-site contractors are encouraged to provide as much specific information as possible including names, dates, places and events that took place, the employee’s or on-site contractor’s perception of why the incident(s) constitute an Improper Activity. Anonymous written or telephonic communications will be accepted. Reports submitted through this process that involve the Company’s accounting, auditing, and internal auditing controls and disclosure practices will be presented by the Nominating and Corporate Governance Committee Chairperson to the full Nominating and Corporate Governance Committee of the Company’s Board of Directors. An employee or on-site contractor may utilize this process either to raise new complaints or if he or she feels that a complaint previously raised has not been appropriately handled.

The Company’s Nominating and Corporate Governance Committee Chairperson will report directly to the Nominating and Corporate Governance Committee of the Company’s Board of Directors on matters arising under this Policy. The Nominating and Corporate Governance Committee Chairperson’s responsibilities under this policy include:

•	Administering, implementing and overseeing ongoing compliance under the Policy.

•	Establishing, amending where necessary and administering procedures to assure that such reports of Improper Activities will be collected, reviewed promptly, treated or resolved in an appropriate manner, and retained.

•	Establishing, amending where necessary and administering procedures that enable employees to submit reports of Improper Activities and related concerns in a confidential and anonymous manner.

•	Ensuring that the individuals at the Company who are responsible for preparing and reviewing the Company’s public filings with the SEC and other public disclosures are made aware of reports of Improper Activities involving the Company’s accounting, auditing, and internal auditing controls or disclosure practices.

PROXY
ASTA FUNDING, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 31, 2009

The undersigned hereby appoints Gary Stern and Robert J. Michel, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Asta Funding, Inc. (the “Company”) Annual Meeting of Stockholders to be held on March 31, 2009 and at any adjournments or postponements thereof (the “Meeting”), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE BOARD’S NOMINEES FOR DIRECTOR.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF ASTA FUNDING, INC.
March 31, 2009
PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ASTA FUNDING, INC.
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on March, 31 2009. This proxy statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, including financial statements are available on the internet at http://www.proxydocs.com/asfi. Under new rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the internet.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS ONE AND TWO. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☑

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐ Gary Stern
☐ Arthur Stern
☐	WITHHOLD AUTHORITY	☐ Herman Badillo
	FOR ALL NOMINEES	☐ David Slackman
☐ Edward Celano
☐	FOR ALL EXCEPT (See instructions below)	☐ Harvey Leibowitz ☐ Louis A. Piccolo

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

Ratification of Grant Thornton LLP as Independent Registered Public Accounting Firm

For ☐     Against ☐     Abstain ☐

2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN NAMED ABOVE, OR IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS.

Please sign this proxy and return it promptly whether or not you expect to attend this Meeting. You may nevertheless vote in person if you attend.

Signature of Stockholder    Date:   , 2009
Signature of Stockholder    Date:   , 2009

NOTE:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.